Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the Merger. Ra Medical Systems, Inc. (“Ra Medical”) was determined to be the accounting acquirer based upon the terms of the Merger and other factors including Ra Medical’s security holders retaining voting control.

In the unaudited pro forma condensed combined financial statements, the Merger will be accounted for as a business combination using the acquisition method of accounting under accounting principles generally accepted in the United States, or “U.S. GAAP” and Ra Medical, as the accounting acquirer, will record the assets acquired and liabilities assumed of Catheter Precision, Inc. (Catheter Precision) at their fair values as of the acquisition date. Catheter Precision and Ra Medical have determined a preliminary estimated purchase price consideration calculated as described in Note 2 to the unaudited pro forma condensed combined financial statements. Purchase price consideration in excess of the estimated fair value of net assets acquired and net liabilities assumed has been presented as goodwill and intangible assets in the unaudited pro forma condensed combined financial statements as no valuation has been completed at this time.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives effect to the Merger as if it took place on September 30, 2022 and combines the historical balance sheets of Ra Medical and Catheter Precision as of such date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 gives effect to the Merger as if it took place as of January 1, 2021, and combines the historical results of Ra Medical and Catheter Precision for each period. The historical financial statements of Ra Medical and Catheter Precision have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, at the date hereof are expected to have a continuing impact on the combined companies’ results.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value of consideration, assets acquired and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting are likely to occur and these differences could be material as compared to the accompanying unaudited pro forma condensed combined financial statements and the combined companies’ future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies, if any. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for informational purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Ra Medical and Catheter Precision been a combined company during the specified periods.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate Ra Medical and Catheter Precision historical financial statements, and their respective management’s discussion and analysis of financial condition and results of operations referenced or included as exhibits to this Form 8-K amendment.

RA MEDICAL SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

As of September 30, 2022

	Historical		Pro Forma
		Catheter	Pro Forma		Pro Forma
	Ra Medical	Precision	Adjustments	Notes	Results
Assets
Current Assets:
Cash and cash equivalents	$13,657	$140	$(600)	3.d	$13,197
Accounts receivable, net	—	36	—		36
Other current assets	1,885	95	—		1,980
Total current assets	15,542	271	(600)		15,213
Property and equipment, net	—	28	—		28
Operating lease right-of-use assets	1,893	13	—		1,906
Goodwill and intangible assets	—	—	96,658	3.a	96,658
Other long-term assets	36	—	—		36
Total assets	$17,471	$312	$96,058		$113,841
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$460	$562	$—		$1,022
Accrued expenses	2,447	292	5,000	3.b	10,833
			514	3.c
			2,580	3.k
Advance from related parties	—	600	(600)	3.d	—
Current portion of operating lease liabilities	308	13	—		321
Royalties payable	—	159	—		159
Interest payable - related parties	—	13,317	(13,127)	3.e	190
Convertible promissory notes - related parties	—	25,465	(25,215)	3.f	250
Derivative liability	—	722	(722)	3.g	—
Total current liabilities	3,215	41,130	(31,570)		12,775
Royalties payable	—	—	1,000	3.e	1,000
Operating lease liabilities	1,746	—	—		1,746
Total liabilities	4,961	41,130	(30,570)		15,521
Shareholders' equity:
Convertible preferred stock	—	—	93,904	2.	93,904
Common stock	—	10	(10)	3.h	—
Additional paid-in capital	209,488	75,088	(75,088)	3.h	209,488
Accumulated deficit	(196,978)	(115,916)	115,916	3.h	(205,072)
			(5,000)	3.b
			(514)	3.c
			(2,580)	3.k
Shareholders' (deficit) equity	12,510	(40,818)	126,628		98,320
Total liabilities and shareholders' equity	$17,471	$312	$96,058		$113,841

See notes to unaudited pro forma condensed combined financial information.

RA MEDICAL SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share data)

For the Nine Months Ended September 30, 2022

	Historical		Pro Forma
		Catheter	Pro Forma		Pro Forma
	Ra Medical	Precision	Adjustments	Notes	Results
Net revenue	$14	$192	$—		$206
Cost of revenue	161	16	—		177
Gross profit (loss)	(147)	176	—		29
Operating expenses:
Selling, general and administrative	8,292	2,543	—		10,835
Research and development	6,238	180	—		6,418
Restructuring and impairment	4,069	—	—		4,069
Total operating expenses	18,599	2,723	—		21,322
Loss from operations	(18,746)	(2,547)	—		(21,293)
Other income (expense), net:
Interest expense	—	(2,307)	2,285	3.e	(22)
Other income (expense), net	40	393	(403)	3.g	30
Total other income (expense), net	40	(1,914)	1,882		8
Loss before income taxes	(18,706)	(4,461)	1,882		(21,285)
Income taxes	—	—	—		—
Net loss	(18,706)	(4,461)	1,882		(21,285)
Dividends on preferred shares	—	(907)	—		(907)
Net loss attributable to common stockholders	$(18,706)	$(5,368)	$1,882		$(22,192)

Net loss attributable to common stockholders per share, basic and diluted	$(28.00)	$(0.74)			$(33.22)
Shares used in computing net loss per share:
Basic and diluted	668	7,276		3.i	668

See notes to unaudited pro forma condensed combined financial information.

RA MEDICAL SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share data)

For the Year Ended December 31, 2021

	Historical		Pro Forma
		Catheter	Pro Forma		Pro Forma
	Ra Medical	Precision	Adjustments	Notes	Results
Net revenue	$22	$149	$—		$171
Cost of revenue	1,560	10	—		1,570
Gross profit (loss)	(1,538)	139	—		(1,399)
Operating expenses:
Selling, general and administrative	15,475	2,228	5,000	3.b	25,797
	—	—	514	3.c
	—	—	2,580	3.k
Research and development	12,253	422	—		12,675
Total operating expenses	27,728	2,650	8,094		38,472
Loss from operations	(29,266)	(2,511)	(8,094)		(39,871)
Other income (expense), net:
Interest expense	—	(2,828)	2,798	3.e	(30)
Gain on extinguishment of PPP promissory note	2,023	200	—		2,223
Other income (expense), net	(14)	149	43	3.g	178
Total other income (expense), net	2,009	(2,479)	2,841		2,371
Loss from continuing operations before income taxes	(27,257)	(4,990)	(5,253)		(37,500)
Income taxes	4	—	—		4
Loss from continuing operations before dividends	(27,261)	(4,990)	(5,253)		(37,504)
Dividends on preferred shares	—	(3,628)	—		(3,628)
Loss from continuing operations	(27,261)	(8,618)	(5,253)		(41,132)
Income from discontinued operations, net of taxes	2,191	—	—		2,191
Net loss attributable to common stockholders	$(25,070)	$(8,618)	$(5,253)		$(38,941)

Net loss attributable to common stockholders per share, basic and diluted
Continuing operations	$(269.91)	$(6.05)			$(407.25)
Discontinued operations	21.69	—			21.69
Total net loss attributable to common stockholders per shares, basic and diluted	$(248.22)	$(6.05)			$(385.55)
Shares used in computing net loss per share:
Basic and diluted	101	1,425		3.j	101

See notes to unaudited pro forma condensed combined financial information.

RA MEDICAL SYSTEMS, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Unaudited)

1.	BASIS OF PRESENTATION

After completion of the Merger, the consolidated financial statements of the consolidated entity will be prepared and presented in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information includes (all financial information is prepared in accordance with U.S. GAAP):

(a)

The unaudited pro forma condensed combined balance sheet as at September 30, 2022, combines (i) the unaudited balance sheet of Catheter Precision as of September 30, 2022, as derived from information included as exhibits to this Form 8-K amendment and (ii) the unaudited condensed balance sheet of Ra Medical as of September 30, 2022 as filed on Ra Medical’s Form 10-Q with the SEC on November 14, 2022, as if the Merger had been completed on September 30, 2022.

(b)

The unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2022 combines (i) the unaudited condensed statement of operations of Catheter Precision for the nine month period ended September 30, 2022 as derived from information included as exhibits to this Form 8-K, and (ii) the unaudited interim condensed statement of operations of Ra Medical for the nine month period ended September 30, 2022, as filed on Ra Medical’s Form 10-Q with the SEC on November 14, 2022 and gives effect to the Merger as if it took place as of January 1, 2021.

(c)

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines (i) the audited statement of operations of Catheter Precision for the year ended December 31, 2021, as derived from information included in Ra Medical’s Preliminary Proxy Statement (Amendment No. 1) dated November 4, 2022 and (ii) the audited statement of operations of Ra Medical for the year ended December 31, 2021, as filed on Ra Medical’s Form 10-K with the SEC on March 24, 2022 and amended on July 13, 2022, and included in Ra Medical’s Preliminary Proxy Statement (Amendment No. 1) dated November 4, 2022, and gives effect to the Merger as if it took place as of January 1, 2021.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes included therein of Ra Medical and Catheter Precision, as referred to above. Further review may identify differences between the accounting policies of Catheter Precision and Ra Medical that, when conformed, could have a material impact on the financial statements of the combined company. At this time, Catheter Precision and Ra Medical are not aware of any accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial information of the combined company.

The Merger reflected in the unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations, under U.S. GAAP. Under the acquisition method, the total estimated purchase price consideration is calculated as described in Note 2 to the unaudited pro forma condensed combined financial information. In accordance with the accounting guidance for business combinations, the assets acquired and liabilities assumed of Cather Precision will be measured at their estimated fair values on the date of acquisition. The pro forma financial information has been presented for Catheter Precision’s assets and liabilities based on their historical amounts as no valuation has occurred at this time to determine their respective fair values. Purchase price consideration in excess of the estimated fair value of net assets acquired and net liabilities assumed has been presented as goodwill and intangible assets in the unaudited pro forma condensed combined financial statements.

It is Ra Medical’s management’s opinion that the unaudited pro forma condensed combined financial information includes all adjustments necessary for the fair presentation of the Merger described herein except for the adjustments that will result from the completion of the valuation. Management intends to engage a third-party valuation expert to help Ra Medical determine the purchase price consideration and the fair values of tangible and intangible assets acquired, and liabilities assumed, from Catheter Precision. The estimates used in the accompanying unaudited pro forma condensed combined financial information may differ materially from the amounts determined once management’s analysis has been completed.  This unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not intended to reflect the results of operations or the financial position of Ra Medical which would have actually resulted had the Merger been effected on the dates indicated. Furthermore, the unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations that may be obtained in the future.

2.	MERGER

The management of Ra Medical and Catheter Precision has preliminarily concluded that Ra Medical is the accounting acquirer and that the Merger represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, or ASC 805 and Ra Medical will record the acquired assets and liabilities assumed at their fair value as of the Merger closing date. Purchase price consideration in excess of the estimated fair value of net assets acquired and net liabilities assumed has been presented as goodwill and intangible assets in the unaudited pro forma condensed combined financial statements.

Management has estimated the purchase price consideration based on the closing market price of Ra Medical’s common stock on the date of the Merger. This estimate does not consider potential discounts or adjustments related to Ra Medical’s Series X Preferred Stock lack of marketability, stockholder ownership limitations, and the nonvoting nature, of the shares.

Management has not yet completed an external valuation analysis of the fair market value of Catheter Precision’s assets to be acquired and liabilities assumed. As a result, management has estimated the allocation of the preliminary purchase price consideration to Catheter Precision’s assets and liabilities. This preliminary purchase price allocation has been used to prepare the pro forma adjustments in the unaudited pro forma condensed combined balance sheet. The final purchase price allocation will be determined when the final purchase price has been determined and the final acquired assets and assumed liabilities are known, and detailed valuations and any other studies and calculations deemed necessary have been completed, reviewed by management and accepted by the Company. The final purchase price and purchase price allocation could differ materially from the preliminary purchase price and purchase price allocation used to prepare the pro forma adjustments resulting from changes to assets and liabilities and to the ultimate purchase price consideration, and operations during the intervening period to the closing of the Merger, among other factors.

On January 9, 2023, Ra Medical completed its acquisition of Catheter Precision. Pursuant to the terms of the Merger Agreement, Ra Medical issued 14,649.561 shares of Series X Preferred Stock to Catheter debtholders and stockholders in exchange for 100% of the issued and outstanding common shares of Catheter Precision and the cancellation of the principal amount of certain Convertible Promissory Notes. The estimated purchase price consideration has been based on the closing price of Ra Medical common stock on the NYSE American on January 6, 2023, the last trading day before completion of the Merger.

Number of convertible preferred shares issued	14,649.561
Conversion ratio	1,000
Common stock equivalent shares	14,649,561
Multiplied by the fair value per share of Ra Medical common stock	$6.41
Estimated consideration	$93,903,686

The actual purchase price consideration could differ significantly from the preliminary estimate when the valuation analysis is completed, as Ra Medical’s Series X Preferred Stock possesses different characteristics than Ra Medical’s common stock.

3.	PRO FORMA ADJUSTMENTS

The adjustments reflect the acquisition method of accounting, which takes into account the total estimated purchase price consideration transferred for Catheter Precision’s assets and liabilities based on their historical amounts as no valuation has occurred at this time to determine their respective fair values on the date of the Merger.

a.	The estimated purchase price consideration transferred, and assets acquired and liabilities assumed are recorded as follows (in thousands):

Estimated consideration (2.)	$93,904
Cash and cash equivalents	140
Other assets	131
Long-term assets	41
Accounts payable, accrued expenses and other liabilities	(1,626)
Interest payable	(190)
Convertible promissory note	(250)
Royalties payable long-term	(1,000)
Net liabilities assumed	(2,754)
Excess of consideration over net liabilities assumed	$96,658

Excess of the purchase price over the estimated fair value of the net liabilities assumed has been reflected as goodwill and intangible assets.

A final determination of fair value may differ materially from the preliminary estimates and will include management’s final valuation. The final valuation may materially change the calculation of consideration, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the unaudited pro forma condensed combined financial information.

b.	The adjustment includes a contractual obligation owed to the Department of Justice, which is due shortly after completion of the Merger.

c.	The adjustment includes expenses relating to an employment agreement.

d.	The adjustment reflects repayment of the advanced payments received from a related party which were received in connection with the Merger and were repaid upon closing.

e.

The adjustment reflects the agreement with the Convertible Promissory Noteholders (Noteholders) to forgive all accrued interest and future interest expense in exchange for a future royalty right. The Company will pay to the Noteholders a total royalty equal to approximately 12% of net sales of its Surgical Vessel Closing Pressure Device, commencing upon the first commercial sale through December 31, 2035. The adjustment has an estimated fair value of $1.0 million. Management has not yet completed an external valuation analysis and therefore the final estimate may differ materially from the amounts determined once management’s analysis has been completed.

f.

The adjustment removes the Convertible Promissory Notes principal as the Convertible Promissory Notes have been converted to Ra Medical equity in conjunction with the Merger under the Debt Settlement Agreement and Release with certain Noteholders.

g.

The adjustment removes the derivative liability and related expense or income for the changes in fair value of the derivative liability which will be terminated as the result of the conversion of the Convertible Promissory Notes.

h.	The adjustments remove the historical value of equity and accumulated deficit of the accounting acquiree.

i.	Anti-dilutive common share equivalents excluded from the computation of diluted net loss per share at September 30, 2022 consisted of warrants of 1,150,686, stock options of 1,427, assumed options of

Catheter Precision of 753,694, restricted stock awards of 1,354, restricted stock units of 75 and Series X Convertible Preferred shares of 14,649.561.

j.

Anti-dilutive share equivalents excluded from the computation of diluted net loss per share at December 31, 2021 consisted of warrants of 48,385, stock options of 2,168, assumed options of Catheter Precision of 753,694, restricted stock awards of 3,586, restricted stock units of 1,400, Employee Stock Purchase Plan shares of 452 and Series X Convertible Preferred shares of 14,649.561.

k.

The adjustment reflects non-recurring transactions expenses incurred subsequent to September 30, 2022. Non-recurring transaction expenses of $1.6 million are included in the Statement of Operations for the nine month period ended September 30, 2022 and $0.8 million remains unpaid as of September 30, 2022.